Criteo Appoints Michael Komasinski as Chief Executive Officer Komasinski brings over 20 years of experience in AdTech leading large global organizations and a proven track record of driving accelerated growth and scale NEW YORK, January 14, 2025 /PRNewswire/ -- Criteo S.A. (NASDAQ: CRTO), the commerce media company, today announced that its Board of Directors appointed Michael Komasinski as Chief Executive Officer and a member of the Board, effective February 15, 2025. Komasinski will succeed Megan Clarken who, as previously announced, is retiring and will be stepping down from her role as CEO and from the Board. Clarken will serve in a senior advisory role to ensure a smooth transition. "We ran a comprehensive search process to identify the next CEO of Criteo to ensure we have the right leader to spearhead the next phase of the Company’s AI-fueled transformation and vision as the world's leading Commerce Media Platform," said Rachel Picard, Chair of Criteo's Board of Directors. "We are thrilled that Michael is joining us to lead Criteo at this exciting time in our journey. Michael is a high-caliber executive with the ideal mix of skills, including tech-enabled product development expertise, hands-on experience managing brand and retailer relationships, and a proven ability to drive accelerated growth and scale globally. Over the course of his career, Michael has also demonstrated a collaborative approach to management that has galvanized global organizations to lead in digital marketing and technology. We are confident that Michael will bring a valuable perspective to drive Criteo's strategy forward, further enhancing our commerce and retail media leadership, and building on our strong momentum thanks to Megan's critical contributions and the dedication of the entire team." Komasinski brings over two decades of experience in AdTech and building brand and retail relationships globally. He has consistently demonstrated the ability to achieve exceptional results at global organizations, leveraging technology-driven strategies to drive profitable growth while cultivating an inclusive work environment. He currently serves as CEO of the Americas, President of Global Data & Technology, and member of the Group Executive Management team at dentsu, one of the largest global advertising holding companies. He joined dentsu through its acquisition of Merkle in 2016 and led both the EMEA and Americas regions before becoming Global CEO of Merkle in 2021. At dentsu, Komasinski led the technological transformation of its product suite during a time of rapid innovation. Those efforts included embedding AI across dentsu’s products and platforms to enhance value for clients and defining dentsu’s client-facing data-driven technology strategy, which resulted in significant enterprise client wins. He also has vast retail media expertise, having grown Merkle's retail media consulting practice and combining it with dentsu's leading media buy-side capabilities. "Criteo’s transformation into a global commerce media powerhouse and AdTech leader has been inspiring, and I am excited and energized to serve as the company’s next CEO and build on this momentum,” said Komasinski. "There are massive growth opportunities in media today with new advancements in AI and a global rise in ecommerce, which are driving hyper-personalized consumer touchpoints across more content and devices than ever before. I'm thrilled to be partnering with Criteo’s talented team, who has built incredible assets in AI over the years, to deliver compelling commerce solutions for our clients and drive shareholder value." Prior to joining dentsu, Komasinski was responsible at Merkle for overseeing a staff of more than 14,000 employees in over 50 locations throughout the Americas, EMEA, and APAC. He previously served in leadership positions at Razorfish, Schawk Retail Marketing, The Nielsen Company, and A.T. Kearney. Komasinski is a board member of the Ad Council and serves on the client advisory boards of Meta and

Microsoft. He holds a Bachelor of Science degree in Engineering and Philosophy from Vanderbilt University and an MBA degree from Indiana University's Kelley School of Business. About Criteo Criteo (NASDAQ: CRTO) is the global commerce media company that enables marketers and media owners to drive better commerce outcomes. Its industry leading Commerce Media Platform connects thousands of marketers and media owners to deliver richer consumer experiences from product discovery to purchase. By powering trusted and impactful advertising, Criteo supports an open internet that encourages discovery, innovation, and choice. For more information, please visit www.criteo.com. Contacts Criteo Investor Relations Melanie Dambre, m.dambre@criteo.com Criteo Public Relations Jessica Meyers, j.meyers@criteo.com OR Camilla Scassellati-Sforzolini, Warren Rizzi FGS Global Criteo@FGSGlobal.com